Exhibit 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 29, 2002 ("Effective Date") between MILLENNIUM BANK, a national banking association (the "Bank"), and Janet A. Valentine ("Executive").

                                    RECITALS

         A. Executive wishes to pursue employment by the Bank as Senior Vice President and Chief Financial Officer of the Bank.

         B. In order to provide Executive continued incentive to remain in its services, the Bank desires to provide Executive with compensation security under the conditions set forth in this Agreement.

         C. The Bank and the Executive wish to define their relationship and ensure continued employment on the terms and conditions of this Agreement.

                                    AGREEMENT

         The Bank and Executive hereby agree as follows:

1.       PURPOSE OF AGREEMENT

         The purpose of this Agreement is to define the relationship between the Bank, as employer of Executive, and Executive, as an employee of the Bank.

2.       EMPLOYMENT

         During the term of this Agreement, Executive shall serve as the Senior Vice President and Chief Financial Officer of the Bank and perform the tasks incident to this position. The Executive shall report to the Chief Executive Officer of the Bank. Executive's position is full-time and Executive shall devote as much time as may be necessary to perform Executive's duties.

3.       TERM OF EMPLOYMENT

         The Bank agrees to employ the Executive and the Executive hereby agrees to serve the Bank in accordance with the terms and conditions set forth herein, for an initial term of three (3) years commencing on the Effective Date of this Agreement; subject, however, to earlier termination as expressly provided herein.

         The initial three (3) year term of employment shall be extended for one
(1) additional year at the end of the initial three (3) year term, and then again after each successive year thereafter. However, either party may terminate this Agreement at the end of the initial three (3) year term, or at the end of any successive one (1) year term thereafter, by giving the other party written notice of intent not to renew, delivered at least six (6) months prior to the end of such initial term or successive term. In the event such notice of intent not to renew is properly delivered, this Agreement, along with all corresponding rights, duties, and covenants, automatically shall expire at the end of the initial term or successive term then in progress.

         However, regardless of the above, if at any time during the initial term of employment, or successive term, a Change in Control of the Bank occurs (as defined herein), then the term shall automatically be reset to a one (1) year term from the date of the Change in Control. After a Change in Control, the term shall be extended for one (1) additional year at the end of the initial term after Change in Control, and then again after each successive term thereafter.

         A Change in Control of the Bank shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

         a. Any individual, corporation (other than the Bank), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of the Bank possessing twenty percent (20%) or more of the voting power for the election of directors of the Bank;

         b. There shall be consummated any consolidation, merger, or other business combination involving the Bank or the securities of the Bank in which holders of voting securities of the Bank immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Bank (or, if the Bank does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Bank (or such other surviving corporation);

         c. During any period of three (3) consecutive years, individuals who at the beginning of such period constitute the directors of the Bank cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Bank's shareholders, or each new director of the Company then still in office who were directors of the Bank at the beginning of any such period; or

         d. There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Bank (on a consolidated basis) to a party which is not controlled by or under common control with the Bank.

4.       COMPENSATION

         4.1 SALARY

         The Bank shall pay to Executive, and Executive shall accept from the Bank, a base annual salary for Executive's services of $110,000 payable periodically based on the Bank's standard pay schedule, provided that the Executive has provided service to the Bank during the specified pay period. Executive's compensation may not be decreased at any time during this Agreement, but will be reviewed annually and may be increased at the sole discretion of the Bank.

         4.2 BONUS

         Executive may be entitled to receive, in addition to the annual base salary referenced above, an annual bonus based on the satisfactory completion of annual performance goals established for the Executive. Goals will be established by the Bank and agreed upon by the Executive at the beginning of each fiscal year and may include, but are not limited to, implementation of new policies and procedures, profitability, growth, and management of departments assigned. Any prior deficiencies noted during performance reviews, audits or examinations that are deemed to be correctable by the Executive, must be rectified prior to the conclusion of the next fiscal year in order for Executive to be eligible for the subsequent year's bonus. Said bonus will be paid as soon as practical following the close of the Bank's fiscal year, subject to adjustment, if any, based on the audited year end financial statements.

No performance bonus otherwise in effect shall be paid if Executive is terminated for cause or resigns prior to the end of the fiscal year.

         4.3 STOCK OPTIONS

         Upon employment, the Bank shall grant Executive an option to purchase ten thousand (10,000) shares of Millennium Bankshares Corporation common stock at a strike price equal to the current market value of the common stock on the Effective Date, which option shall vest in increments of Two Thousand (2,000) shares for each full year of employment over five (5) years. Vesting will occur on or about February 1st annually following the close of the Bank's fiscal year. Options granted under this Section 4.3 shall vest in accordance with the terms and conditions set forth in the option agreement, and under similar terms and conditions as other options granted by the Bank.

         If Bank terminates this Agreement without cause at the end of the initial three (3) year term, or initial successive term, then any remaining outstanding options shall fully vest at the end of the initial term or successive term then in progress at the time of termination. If there is a Change in Control, as defined herein, all remaining outstanding options shall vest in accordance with the change of control provisions in the option agreement. Notwithstanding the above, if Bank terminates this Agreement "for cause", as defined herein, or if Employee terminates this Agreement, then no remaining outstanding options shall vest.

5.       REIMBURSEMENT OF BUSINESS-RELATED EXPENSES INCURRED BY EXECUTIVE

         The Bank shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with his employment hereunder, including reasonable expenses associated with the entertainment of clients, in accordance with the general policy of the Bank regarding reimbursement of Executive's expenses or pursuant to an applicable travel policy.

6.       BENEFITS

         Executive shall be entitled to receive such health, dental, personal disability, life insurance and flexible time-off benefits as are provided for other Executives of the Bank with similar duties and work requirements and as may be authorized and adopted from time to time in the future by the Bank. Executive shall be entitled to the number of weeks of paid time off each year as the Bank grants to its senior executives.

         Bank agrees that it shall further be responsible for the payment of any country club membership dues, as well as any related entertainment expenses as a result of entertaining clients, incurred by Executive during the term of this Agreement.

7.       NONCOMPETITION

         Executive agrees that during the Employment Period and for a period of 12 months thereafter, he will not, except in furtherance of his employment with the Bank, without the prior written consent of the Bank, either directly or indirectly operate, control, advise, be engaged by, be employed by, perform any consulting services for, invest in (other than less than one percent of the outstanding stock in a publicly held corporation which is listed on the New York Stock Exchange, American Stock Exchange, NASDAQ national market or traded over-the-counter or on a recognized securities exchange) or otherwise become associated in any capacity with, any business, bank, partnership, organization, proprietorship, or other entity who or which engages in the banking business in competition with the Bank in those geographical areas in which the Bank conducts or has conducted such business, or intends to conduct business, consistent with the Bank's current, written business plans, in effect during Executive's employment. Should the Bank or Executive choose to not renew the agreement or should the Executive's employment be terminated during the term of this Agreement, and his termination is not pursuant to Section

11.1(a)(i), Executive shall be paid an amount equal to his current salary at the end of the initial term or successive term then in progress at the time of termination and will be entitled to continue enrollment in the bank's current major medical, dental, disability, and life insurance benefits during the noncompetition term. The payments of salary shall be based on regular Bank payment schedules, and be payable during the required non-competition period up to a maximum of twelve (12) months. At the end of the non-competition period, Executive shall be paid an additional lump sum payment equal to the average annual bonus paid for the prior three years of his employment. The above salary and bonus payments are contingent upon compliance by Executive with the obligations set forth in Sections 7, 8, 9 and 10 herein.

8.       NONDISCLOSURE

         Executive agrees at all times to hold as secret and confidential (unless disclosure is required by the Bank or would be in furtherance of Executive's employment with the Bank or is required pursuant to court order, subpoena in a governmental proceeding, arbitration or pursuant to other process or requirement of law) any and all knowledge, information, developments, policies, procedures and trade secrets, know-how and confidences of the Bank, Bank's parent or other subsidiaries and affiliates of Bank and Bank's parent, or their business of which he has knowledge during the Employment Period, to the extent such matters have not previously been made public, are not thereafter made public, or do not otherwise become available to Executive from a third party not, to Executive's best knowledge, bound by any confidentiality agreement with the Bank ("Confidential Information"). The phrase "made public" as used in this Agreement shall apply to matters within the domain of (a) the general public or (b) the Bank's industry. Executive agrees not to use such knowledge for his own benefit or for the benefit of others or, except as provided above, disclose any of such Confidential Information without the prior written consent of the Bank, which consent shall make express reference to this Agreement.

9.       NONINTERFERENCE

         Executive agrees that during the Employment Period and for a period of twelve (12) months thereafter, he will not, except in furtherance of his employment with the Bank or as a part of his duties as an officer of the Bank, without the prior written consent of the Bank, directly or indirectly solicit, induce or attempt to solicit or induce any Executive, agent or other representative or associate of the Bank, Bank's parent or other subsidiaries and affiliates of Bank and Bank's parent, to terminate its/his relationship with the Bank or in any way interfere with such a relationship or a relationship between the Bank and any of its suppliers or distributors.

10.      DISCLOSURE OF PROPRIETARY INTELLECTUAL PROPERTY

         Executive agrees that he will promptly disclose to the Bank any and all improvements, discoveries, ideas, developments or inventions composing proprietary intellectual property which may be material to the operations and business of the Bank (the "Improvements") which Improvements are made or conceived by Executive, acting alone or in conjunction with others, (a) during the Employment Period, or (b) to the extent the Improvements are specifically and directly related to the Bank's products, services, policies and procedures within three (3) years after the Employment Period, if such Improvement results from or was suggested by such employment. Executive shall not disclose any such Improvement to any person, except the Bank and shall use all reasonable efforts to provide the Bank written disclosure of such Improvements. Each such Improvement shall be the sole and exclusive property of and is hereby assigned to the Bank. Executive agrees that, at the request of the Bank, Executive will execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including without limitation the giving of testimony) as the Bank may from time to time reasonably request in order to obtain for the Bank a registration or patent in the United States or any foreign country covering or pertaining to any such Improvement. The Bank and Executive hereby acknowledge and agree that the obligations set forth in this Section 10 do not apply to an Improvement for which no equipment, supplies, facility, copyright, patent or patent application, registration, information, or other intellectual property or trade secret information of the Bank was used and which was developed entirely on Executive's own time, unless (a) the Improvement relates (i) directly to the business of the Bank, or (ii) to the Bank's actual or demonstrably anticipated research or development, or (b) the Improvement results from any work performed by Executive for the Bank.

11.      TERMINATION OF EMPLOYMENT

         11.1 EVENTS OF TERMINATION

                (a) Notwithstanding anything to the contrary contained herein, this Agreement shall terminate immediately and, except for the obligations of Executive and Bank set forth in Sections 7, 8, 9, 10 and 11.2 hereof and the payment by the Bank of all salary, expenses or benefits which may be earned but unpaid or un-reimbursed (as the case may be) as of the date of termination which obligations shall survive such termination, all rights and obligations of the Bank and Executive hereunder shall be completely null and void upon the earliest to occur of the following:

                  (i) the death of Executive;

                  (ii) the termination of Executive's employment by the Bank "for cause" during the term of this Agreement; or

                  (iii) the voluntary termination by Executive of his employment with the Bank during the term of this Agreement pursuant to Section 11.1(b) hereof.

         As used in subsection (ii) above, a termination "for cause" shall mean the Executive's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. Such acts of negligence or willful misconduct may include, but not be limited to, the diversion or usurpation of corporate opportunities properly belonging to the Bank, deliberate refusal to follow the instructions of the Bank, or any material breach of this agreement during its term. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Bank; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Executive shall not be deemed willful. The Executive shall not be deemed to have been terminated for cause unless there shall have been delivered to him notification from the Bank finding that the Executive was guilty of conduct which is deemed to be Cause within the meaning of the first sentence of this paragraph and specifying the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Bank.

         11.2  EXECUTIVE'S RESPONSIBILITIES UPON TERMINATION

         Following any notice of termination, Executive shall fully cooperate with the Bank in all matters relating to the winding up of his pending work on behalf of the Bank and to the orderly transfer of any such pending work to other Executives of the Bank as may be designated by the Bank.

         11.3  EXCESS PARACHUTE LIMITATION

         If either the Bank or the Executive receives confirmation from the Bank's independent tax counsel or its certified public accounting firm, or such other accounting firm retained as independent certified public accountants for the Bank (the "Tax Advisor"), that any payment by the Bank to the Executive under this Agreement or otherwise would be considered to be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of

1986, as amended, or any successor statute then in effect (the "Code"), then the aggregate payments by the Bank pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Bank under this Agreement without having any portion of any amount payable to the Executive by the Bank or a related entity under this Agreement or otherwise treated as such an "excess parachute payment", and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Bank to the Executive under this Agreement which are later confirmed by the Tax Advisor to be "excess parachute payments" shall be considered by all parties to have been a loan by the Bank to the Executive, which loan shall be repaid by the Executive upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

         11.4 NOTICE

         The term "Notice of Termination" in this Section 11 shall mean at least 20 working days' written notice of termination of Executive's employment, during which period Executive's employment and performance of services will continue; provided, however, that the Bank may, upon notice to Executive and without reducing Executive's compensation during such period, excuse Executive from any or all of his duties during such period. The effective date of the termination of Executive's employment hereunder shall be the date on which such 20-day period expires.

12.      TERMINATION PAYMENTS

         In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 12:

         12.1 TERMINATION BY THE BANK

         If the Bank terminates Executive's employment prior to the end of the term of this Agreement for any reason other than those outlined in section 11 hereof, Executive shall be entitled to receive for the current term of this Agreement all annual base salary, in payments based on the regular Bank payment schedules, in addition to any accrued vacation, deferred compensation (together with accrued interest or earnings thereon, if any, payable under a deferral plan), and immediate and full vesting of stock options granted as of the effective date of this agreement, insofar as the Executive complies with the provisions outlined in sections 7, 8, 9, and 10.

         12.2 TERMINATION BY EXECUTIVE

         If the Executive terminates his employment prior to the end of the term of this Agreement, Executive shall be entitled to the compensation outlined in section 7, insofar as the Executive complies with the provisions outlined in sections 7, 8, 9, and 10.

         12.3 EXPIRATION OF TERM

         In the case of a termination of Executive's employment as a result of the expiration of the term of this Agreement, Executive shall not be entitled to receive any payments hereunder, except for the provisions set forth in sections 7, 8, 9, and 10.

         12.4 PAYMENT SCHEDULE

         All payments under this Section 12 shall be made to Executive at the same interval as payments of salary were made to Executive immediately prior to termination.

13.      INTEGRATION

         This Agreement constitutes the entire agreement between Executive and the Bank relating in any way to the employment of Executive by the Bank, and supersedes all prior discussions, understandings and agreements between them with respect thereto.

14.      INVALID PROVISION

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, and the Agreement shall be construed in all other respect as if such invalid or unenforceable provisions were omitted. However, if any court should determine that the duration or any other feature of any restriction contained in Section 7 of this Agreement is unenforceable, it is the intention of the parties that the provisions of such Section as set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render them valid and enforceable.

15.      ATTORNEYS' FEES

         In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

16.      BINDING EFFECT

         This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their heirs, executors, successors and assigns.

17.      GOVERNING LAW

         This Agreement and the parties' performance hereunder shall be governed by and interpreted under the laws of the Commonwealth Of Virginia. Executive agrees to submit to the jurisdiction of the courts of the Commonwealth Of Virginia, and that venue for any action arising out of this Agreement or the parties' performance hereunder may be laid in the City of Richmond, Virginia.

18.      AMENDMENTS

         Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties.

19.      ASSIGNMENT

         This Agreement is personal to Executive and shall not be assignable by Executive. The Bank may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Bank is a party or (b) any corporation, partnership, association or other person to which the Bank may transfer all or substantially all of the assets and business of the Bank existing at such time or (c) the parent of Bank. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

20.      CONSENTS AND WAIVERS

         No consent or waiver, express or implied, by any party hereto or of any breach or default by any other party in the performance by the others of their obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare the other parties in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of the Bank shall not be construed to waive or limit the need for such consent or approval in any other subsequent instance.

21.      CONSTRUCTION

         This Agreement has been submitted to the scrutiny of, and has been negotiated by, all parties hereto and their counsel, and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

22.      HEADINGS

         Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

23.      REMEDIES IN EQUITY

         The rights and remedies of the parties hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. The parties confirm that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agree that their respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy as well as at law or otherwise.




                                       MILLENNIUM BANK, N.A.
                                       A National Banking Association


                                       /s/Carroll C. Markley
                                       -----------------------------
                                       By: Carroll C. Markley
                                       It Chairman, &
                                       Chief Executive Officer


                                       EXECUTIVE:



                                       /s/ Janet A. Valentine
                                       -----------------------------
                                       Janet A. Valentine
                                       2101 Glencourse Lane
                                       Reston, VA  20191